UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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LIGHTYEAR NETWORK SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing the Information Statement)

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LIGHTYEAR NETWORK SOLUTIONS, INC.
1901 Eastpoint Parkway
Louisville, Kentucky 40223
(502) 244-6666

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Approximate Date of Mailing:  September 2, 2010

To the Stockholders of Lightyear Network Solutions, Inc.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Lightyear Network Solutions, Inc., a Nevada corporation (hereinafter, “Lightyear” or, the “Company”).  The common stock of the Company is currently quoted on the Over the Counter Bulletin Board (OTCBB.com).

The attached Information Statement describes the Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan (the “2010 Plan”) designed to (a) increase the profitability and growth of Lightyear; (b) provide competitive compensation to employees; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees and directors to contribute to the success of the Company.

 The Information Statement is being mailed to holders of record of Company common stock as of the close of business on May 18, 2010.  The Company had 18,747,533 shares of common stock outstanding and 9,500,000 shares of convertible preferred stock outstanding as of May 18, 2010.

On May 18, 2010, stockholders holding 69.0% of the Company’s outstanding voting securities consented in writing to the 2010 Plan.  This consent was sufficient to approve the 2010 Plan under Nevada law and our Bylaws.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

The control share acquisition and dissenters’ rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in the following Information Statement.

INFORMATION STATEMENT

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.

Although you will not have an opportunity to vote on the approval of the 2010 Plan, the following Information Statement contains important information about the 2010 Plan and the business of the Company.

By Order of the Board of Directors

/s/ J. Sherman Henderson III
J. Sherman Henderson III,
Chief Executive Officer

LIGHTYEAR NETWORK SOLUTIONS, INC.
1901 Eastpoint Parkway
Louisville, Kentucky 40223
(502) 244-6666

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Lightyear Network Solutions, Inc., a Nevada corporation (“Lightyear,” the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders, who collectively own a majority of the Company’s outstanding voting stock. These actions are being taken without notice, meetings or votes in accordance with the Private Corporations law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320.

In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our holders of Common Stock. We anticipate that this Information Statement is first being mailed or furnished to stockholders on or about September 2, 2010.

Cautionary Statement Concerning Forward-Looking Information

This Information Statement, and any documents which we incorporate by reference into this Information Statement, may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. Any risk factors listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

Lightyear’s Common Stock is traded on the Over the Counter Bulletin Board (OTCBB.com).  On February 12, 2010, the Company and LY Holdings, LLC (“LYH”), a Kentucky limited liability company, entered into a securities exchange transaction upon the approval of the Company’s board of directors (the “Board”).  As a result of this securities exchange transaction, the Company now owns 100% of the equity in Lightyear Network Solutions, LLC (“LNS”), a Kentucky limited liability company, and LYH owns 10,000,000 shares of Company common stock and 9,500,000 shares of Company convertible preferred stock.  Each share of the Company common stock (“Common Stock”) and Company preferred stock (“Preferred Stock”) has the right to one vote, and the Common Stock and Preferred Stock vote together as a single class.  As such, LYH holds a controlling voting interest in the Company.

Corporate Action Taken

On May 18, 2010, LYH, casting 19,500,000 votes in favor of approval of the Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan (the “2010 Plan”), consented in writing to approval of the 2010 Plan.  As of May 18, 2010, there were 18,247,533 shares of Common Stock and 9,500,000 shares of Preferred Stock outstanding.

No Vote Required

We are not soliciting consents to approve the 2010 Plan.  Approval of the 2010 Plan required a majority vote by the holders of voting stock.  Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the voting power sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the approval of the 2010 Plan. The control share acquisition and dissenters’ rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.  No action needs to be taken by stockholders with regard to this Information Statement and failure to take such action will not result in a waiver of any appraisal or similar rights that a stockholder may have.

Interests of Certain Parties in the Matters to be Acted Upon

Each of the directors and executive officers of the Company is eligible to participate in the 2010 Plan as described in the section of this Information Statement entitled, “2010 Plan Information – Persons Who May Participate in the 2010 Plan.”  None of the Company’s directors informed the Company that he opposed the 2010 Plan.

Change in Control

On February 12, 2010, the officers of LNS assumed operating control of the Company.  Moreover, LYH now holds 47.5% of the outstanding shares of Common Stock and 100% of the outstanding shares of Preferred Stock, totaling a 65.0% voting interest in the Company.  The transactions which resulted in this change of control are described more fully in the Section of Item 2.01 of the Company’s Current Report on Form 8-K/A filed on March 31, 2010 entitled, “Exchange Transaction.” More information regarding the beneficial ownership of the shareholders of the Company may be found in “Security Ownership of Certain Beneficial Owners,” below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables set forth as of May 18, 2010 beneficial ownership of the Company by the following groups: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and named executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock.

The shares of Common Stock indicated as being owned by LYH in the following table include both shares of Common Stock and of Preferred Stock.

Directors and Executives Officers	Amount and Nature of Beneficial Onwership	Percent of Class (%)
J. Sherman Henderson III	—	0%
Chris T. Sullivan	—	0%
Brent Rice	—	0%
Ronald L. Carmicle	—	0%
Rigdon O. Dees III	—	0%
Stephen M. Lochmueller	—	0%
Randy Ammon	—	0%
Elaine G. Bush	—	0%
John Greive	—	0%
Total	—	0%
Directors and Executive Officers as a Group	—	0%
Total	—	0%

5% Beneficial Owners	Amount and Nature of Beneficial Onwership	Percent of Class (%)

LY Holdings, LLC(1)	19,500,000	69%

Total	19,500,000	69%

(1) The business address of LY Holdings, LLC is 1901 Eastpoint Parkway, Louisville, KY 40223.  LY Holdings, LLC owns 10,000,000 shares of Common Stock and 9,500,000 shares of Preferred Stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table indicates the cash and non-cash compensation earned during the years ended 2009 and 2008 by the Named Executive Officers of Lightyear:

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)

J. Sherman Henderson III,	2009	$343,615	$0	$60,375	(1)(2)(3)	$403,990
CEO	2008	$360,000	$0	$58,477	(1)(2)(3)	$418,477

Elaine G. Bush,
Chief Financial Officer	2009	$138,294	$0	$0		$138,924
	2008	$144,000	$11,280	-		$155,280

Stephen M. Lochmueller,(4)	2009	$48,461	$0	$0		$48,461
President	2008	$0	$0	$0		$0

Josh Henderson,(5)
Sr. Vice President, Sales and Marketing	2009	$105,452	$0	$129,042	(6)	$234,494
	2008	$130,523	$11,794	$67,273	(6)	$209,590

(1)	Includes an automobile allowance of $13,690 per year.
(2)	Includes $39,828 and $35,587 for life insurance paid for 2009 and 2008, respectively.
(3)	Includes matching Company contribution for 401(k) plan.
(4)	Mr. Lochmueller was hired as Chief Operating Officer on September 1, 2009, and became President on April 29, 2010.
(5)	Mr. Henderson ceased to be an executive officer in October, 2009.
(6)	Monies were paid to Rover One, LLC through its Direct Sales Agreement with Lightyear.

Outstanding Equity Awards at Fiscal Year-End

No equity was awarded by Lightyear during the year 2009 and no equity awards were outstanding on December 31, 2009.

Narrative Disclosure to Summary Compensation Table

Under the 2003 Employment Agreement between J. Sherman Henderson III and Lightyear, Mr. Henderson is to receive an annual salary of $450,000 and certain benefits (including the use of an automobile and life insurance, as well as participation in the Company’s executive benefit plans).  However, Mr. Henderson agreed to salary reductions in January 2008, July 2009, December 2009 and June 2010, resulting in an annual base salary of $282,000 as of September 2, 2010.  Also, Mr. Henderson has waived any back pay which may have resulted from his reduction in salary.

Mr. Henderson’s employment agreement was initially due to expire on December 31, 2008 but contains a provision automatically renewing it for successive one-year terms.  The current term began on January 1, 2010.  While the agreement contemplates that Mr. Henderson would be eligible for bonuses calculated in accordance with the achievement of certain revenue targets, no bonus plan is currently in place for Mr. Henderson.  Mr. Henderson will receive continuation of his salary for an eighteen month severance period in the event of his termination for reasons other than death or cause, or, in the event of his disability, a severance amount equal to his salary multiplied by the greater of (i) two or (ii) the number of years remaining in his employment term.

Mr. Lochmueller’s current annual salary is $180,000.  Mr. Lochmueller was appointed as President of Lightyear on April 29, 2010 and previously served as the Company’s Chief Operating Officer.

Ms. Bush’s annual salary for the year ended December 31, 2009 was $129,600 (reduced from $144,000 on July 19, 2009).  Ms. Bush’s annual salary for the year ended December 31, 2008 was $144,000.

John S. “Josh” Henderson, IV formerly served as LNS’ Senior Vice President of Sales and Marketing.  Mr. Henderson’s salary for the year ended December 31, 2008 was $134,400.  Mr. Henderson’s salary was decreased to $120,960 on July 19, 2009, and he separated from employment with LNS on a mutually agreed basis on October 9, 2009.

401(k) Plan

Lightyear maintains a profit-sharing plan qualified under Section 401(k) of the Internal Revenue Code.  The Company may make discretionary matching contributions to the profit-sharing plan, subject to certain limitations. During 2009, the Company did not make any matching contributions.

Other Compensation

We provide our executive officers with medical, life, dental and vision insurance coverage consistent with that provided to our other employees except that executive officers receive additional life insurance coverage.  Mr. Henderson’s employment agreement provides for $6,000,000 in life insurance of which Mr. Henderson’s family or trusts may be the beneficiary.

DIRECTOR COMPENSATION

Director Compensation Table

Other than Ron Carmicle, the Company does not compensate the members of its board of directors for service in that capacity. Mr. Carmicle is the only current member of the board of directors who is not a beneficial owner of LYH. The following table summarizes compensation paid to non-employee directors of Lightyear for 2009 and 2008:

		Fees Earned or	Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred	All Other
		Paid in	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	Year	Cash	($)	($)	($)	Earnings	($)	($)
Ron Carmicle	2009	$10,000	0	0	0	0	0	$10,000
	2008	$10,000	0	0	0	0	0	$10,000

Lightyear has agreed to pay Ron Carmicle $1,500 per board meeting for a total amount of compensation of not less than $10,000 per year.

2010 PLAN INFORMATION

The following is a summary of the material provisions of the 2010 Plan.  This summary does not purport to be complete and is qualified in its entirety by reference to the 2010 Plan, a copy of which is attached as Annex A.

Purposes of the 2010 Plan

The purposes of the 2010 Plan are to (a) increase the profitability and growth of Lightyear; (b) provide competitive compensation to employees; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees and directors to contribute to the success of Lightyear.

Term of the 2010 Plan

The 2010 Plan does not have a termination date, but no incentive stock option may be issued on or after the tenth anniversary of the effective date of the 2010 Plan.

ERISA

The 2010 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Shares Available

The 2010 Plan provides for the reservation of 1,000,000 shares of Common Stock for issuance pursuant to awards under the 2010 Plan. The number of shares authorized to be issued under the 2010 Plan is subject to adjustment for certain changes in the capitalization of Lightyear including any event of merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of Lightyear affecting the number of shares of stock or the kind of shares or securities issuable upon exercise of an option or payment of another award.

The following limitations apply to any awards made under the 2010 Plan:

▪	the maximum number of shares of stock that may be subject to all awards granted during any calendar year to any one participant is 200,000;

▪	the maximum performance-based cash compensation awarded during any calendar year to any one participant is $500,000;

▪	the maximum number of shares of stock that may be subject to purchase pursuant to incentive stock options granted under the 2010 Plan is 1,000,000; and

▪
the maximum number of shares of stock that may be subject to issuance under awards that are Full Value Awards shall be 200,000; “Full Value Awards” means any award under which a participant may be issued shares of stock without the participant tendering consideration therefor in the form of stock or cash at least equal to the fair market value at the grant date of the stock issuable upon exercise or maturity of the award.

Administration

The 2010 Plan is currently administered by the full Board but in the future the Board may appoint a committee (the “Committee”) consisting of two or more members of the Board, each of whom is both an “outside director” and a “non-employee director.”

The Committee has the authority to grant and determine the terms of awards to such employees, contractors and directors as the Committee may select in its sole discretion.  The Committee is also authorized to: construe and interpret the 2010 Plan; establish, amend or waive rules and regulations for the administration of the 2010 Plan; determine and accelerate the exercisability of any award or the termination of any restriction period; correct inconsistencies in the 2010 Plan or in any award agreement, or any other instrument relating to an award; and amend the terms and conditions of any award to the extent such terms and conditions are within the discretion of the Committee as provided in the 2010 Plan, and subject to the consent of the recipient of an outstanding award when applicable.

Any construction of the 2010 Plan must be made in a manner the Committee believes is consistent with awards not constituting “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code or to comply with that Code section’s requirements, and with respect to incentive stock options, consistent with the Internal Revenue Code and regulations governing the preservation of their tax treatment.

Persons Who May Participate in the 2010 Plan

Persons eligible for awards under the 2010 Plan are employees or non-employee directors of, or independent contractors to, Lightyear who are selected by the Committee due to their potential to contribute substantially to the growth and profitability of Lightyear, except that the amount and terms of awards to directors are to be determined by the entire Board.  Only employees are eligible to be awarded incentive stock options.

Form and Terms of Awards

The 2010 Plan authorizes the granting of awards, including shares of Common Stock, in any combination of the following:

▪	stock options, including incentive stock options and nonqualified stock options;

▪	stock appreciation right (“SARs”);

▪	restricted stock awards;

▪	performance share or cash awards; and

▪	restricted stock units.

All awards to participants under the 2010 Plan are subject to terms, conditions, and limitations as determined by the Committee and as evidenced by an award agreement. A summary of each type of award is as follows:

Stock Options

A stock option confers upon the awardee the right to purchase a certain number of shares of our Common Stock at an established exercise price.  A stock option granted to an employee under the 2010 Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Internal Revenue Code or a nonqualified stock option that does not comply with those requirements. A stock option granted to a director or independent contractor under the 2010 Plan must be a nonqualified stock option.

The Committee will establish the exercise price of all options under the 2010 Plan, except all options must have an exercise price per share that is not less than the fair market value of the Common Stock on the date of grant. Additionally, an incentive stock option granted to a person who on the date of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Lightyear or any of its subsidiaries must have an exercise price that is at least 110% of the fair market value of the stock on the grant date.  Subject to certain adjustment provisions of the 2010 Plan that apply only on specified corporate events, the exercise price of an option granted under the 2010 Plan may not be decreased.

The Committee will establish the term of any options; however, the term of an incentive stock option may not extend more than ten years after the date of grant. Incentive stock options that are awarded to employees who on the grant date own or are deemed to own more than 10% of the total combined voting power of all classes of stock of Lightyear may not exercise such options later than five years from the grant date.

Options must be exercised during employment with Lightyear, except that after a participant’s termination of service an option may be exercised only to the extent that the award was exercisable immediately before the termination of service, but in no event after the expiration date of the award as specified in the award agreement. Except to the extent that shorter or longer periods are provided in the award agreement, a participant’s right to exercise an award upon termination of service will terminate:

(i)
At the expiration of three months (incentive stock options) or one year (nonqualified stock options) after the participant’s retirement; however, if an incentive stock option is not exercised after three months, it will remain exercisable for the longer period allowed for retirement as if it were a nonqualified stock option and will be a nonqualified stock option when exercised; or

(ii)	At the expiration of one year in the event of disability of the participant; or

(iii)
At the expiration of one year after the participant’s death if the participant’s termination of service occurs by reason of death (the legal representative of the estate of the participant or the person or persons who acquire the right to exercise the award by bequest or inheritance may exercise an award after the participant’s death); or

(iv)
No later than three months after the participant’s termination of service for any reason other than those described in (i) through (iii). If the participant is terminated for cause as that term is defined in Section 8.2 of the 2010 Plan, the participant will forfeit any and all unexercised options immediately upon termination of service.

Participants are only eligible to exercise incentive stock options with a fair market value of up to $100,000 in any calendar year. To the extent that a participant has incentive stock options with a fair market value in excess of the $100,000 limit, the options will be treated as nonqualified stock options for tax purposes.

An option can be exercised, as long as it is vested and outstanding, from time to time in part or as a whole, by a written notice of exercise in the form prescribed by the Committee. The written notice must specify the number of shares to be purchased and must be accompanied by payment in full of the exercise price in accordance with Section 6.8 of the 2010 Plan, and must otherwise be in accordance with the award agreement. In the case of a nonqualified stock option, any required withholding taxes must be provided pursuant to Section 15 of the 2010 Plan.

Stock Appreciations Rights (“SARs”)

Stock appreciation rights provide that the participant can be issued or paid stock equal to the appreciation in value of a share of stock after the award’s grant date. A stock appreciation right may be granted under the 2010 Plan with respect to all or a portion of the shares of Common Stock subject to a stock option or may be granted separately.

The exercise price per share of stock subject to a SAR will be determined by the Committee at the time of grant and may not be less than the fair market value of the Common Stock on the date of grant. The exercise period will also be determined by the Committee, and unless otherwise specified in the award agreement, no SAR will be exercisable later than ten years from the grant date.

SARs must be exercised during employment with Lightyear, except that after a participant’s termination of service a SAR may be exercised only to the extent that the award was exercisable immediately before the termination of service, but in no event after the expiration date of the award as specified in the award agreement. Except to the extent that shorter or longer periods are provided in the award agreement, a participant’s right to exercise an award upon termination of service will terminate:

(i)	At the expiration of one year after the participant’s retirement; or

(ii)	At the expiration of one year in the event of disability of the participant; or

(iii)
At the expiration of one year after the participant’s death if the participant’s termination of service occurs by reason of death (the legal representative of the estate of the participant or the person or persons who acquire the right to exercise the award by bequest or inheritance may exercise an award after the participant’s death); or

(iv)
No later than three months after the participant’s termination of service for any reason other than those described in (i) through (iii). If the participant is terminated for cause as that term is defined in Section 8.2 of the 2010 Plan, the participant will forfeit any and all unexercised options immediately upon termination of service.

A participant may exercise a SAR if it is vested and outstanding, from time to time in part or as a whole, subject to the terms in the award agreement. To exercise a SAR, the participant or other person(s) entitled to exercise the SAR must give written notice to the Committee, specifying the number of full shares with respect to which the SAR is being exercised.

Upon the exercise of a SAR, a participant is entitled to receive a number of whole shares of Lightyear stock (with cash for any fractional shares) in an amount equal in value to the extent to which the fair market value per share of Lightyear stock exceeds the exercise price per share, multiplied by the number of shares with respect to which the SAR is exercised.

Restricted Stock Awards

Restricted stock awards provide that shares of stock are granted subject to a restriction period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such stock.  Shares awarded as restricted stock awards are subject to such conditions, terms, restrictions against transfer, substantial risks of forfeiture and attainment of performance objectives and for such periods as the Committee determines. During the period restricted stock is subject to forfeiture, the Secretary of Lightyear will hold the share certificates for the recipient’s benefit, but the recipient will have the right to receive dividends, to vote and to enjoy all other shareholder rights with respect to the restricted stock, except that the recipient cannot sell, transfer, pledge, exchange or otherwise dispose of the restricted stock, and any attempt to do so will cause the immediate forfeiture of the restricted stock.

In the event of a participant’s termination of service during the period restricted stock is subject to forfeiture, for any reason, the participant’s rights to the stock subject to the restricted stock award will be forfeited and  all such stock will immediately be surrendered to Lightyear. The Committee may provide in an award agreement that a restriction period that has not otherwise expired will extend beyond a termination of service of the participant, if the termination occurs by virtue of retirement, disability, or death.

Restricted stock awards are not transferable, other than by will or the laws of descent and distribution, until any restrictions applicable to a restricted stock award have lapsed and Lightyear issues a certificate evidencing the participant’s ownership of the stock free of restriction.

Restricted Stock Units

Restricted stock units provide that shares of stock will be issued to a recipient upon the lapse of restrictions determined in the award agreement. The recipient will not have dividend, voting or other shareholder rights with respect to a restricted stock unit at any time before the recipient has become the holder of the shares subject to the restricted stock unit. However, the Committee may award a cash dividend right or a dividend unit right in tandem with a restricted stock unit. A cash dividend right entitles the recipient to receive an amount in cash equal to any cash distributions made with respect to the common shares during the period the restricted stock unit is outstanding. A dividend unit right entitles the recipient to have an additional number of restricted stock units credited to the recipient equal to the number of shares that could be purchased at fair market value with the amount of each cash distribution made with respect to the common shares during the period the restricted stock unit is outstanding.

Performance Awards

Performance awards entitle a recipient to receive Common Stock, cash or combination of the two upon the satisfaction of performance measures established in the award agreement. Performance awards may be intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.  The goals intended to satisfy Section 162(m) of the Internal Revenue Code must be established by the Committee prior to the earlier of:

▪	90 days after the commencement of the period of service to which the performance goals relate, and

▪	the lapse of 25% of the period of service require to vest on an award.

A performance award that is intended to meet the requirements of Section 162(m) of the Internal Revenue Code will be subject to the achievement of one or more objective performance goals established by, and the satisfaction of which is certified by, the Committee, based on the attainment of specified levels of one of or any combination of the following performance criteria for Lightyear as a whole or any business unit of Lightyear, as reported or calculated by Lightyear:  (i) revenues; (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentive service fees or extraordinary or special items; (iii) net income or net income per share (basic or diluted); (iv) earnings per share growth or growth as compared with a peer group of companies; (v) return on assets, return on investment, return on capital, or return on equity; (vi) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vii) economic value created; (viii) one or more operating ratios specified with particularity by the Committee upon the award; (ix) stock price, dividends or total stockholder return; (x) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, or (xi) quality goals that are objectively determinable.  Such performance goals also may be based on the achievement of specified levels of company performance (or performance of an applicable affiliate, division or business unit of Lightyear) under one or more of the performance criteria described above relative to the performance of other corporations. Such performance goals will be set by the Committee over a specified performance period that will not be shorter than one year, and will otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code, and the regulations thereunder.  Before the payment of any performance award based on the achievement of performance goals pursuant to Section 162(m) of the Internal Revenue Code, the Committee must certify that the applicable performance goals and any material terms were in fact satisfied.

The Committee will establish the method of calculating the amount of payment to be made under a cash performance award and will determine the number of full shares (and the fraction to be paid in cash) to be issued under a performance share award.

Restriction on Transfer

Incentive stock options, restricted stock awards, restricted stock units and performance share or cash awards granted under the 2010 Plan are not transferable by the recipient otherwise than by will or the laws of descent and distribution, and can be exercised during the award holder’s lifetime only by the recipient (or, in the event of the recipient’s legal incapacity or incompetency, the recipient guardian or legal representative).

If specifically provided in the award agreement, nonqualified stock options or SARs (other than those issued in tandem with incentive stock options) may be transferred by a participant to a “Permitted Transferee.”  “Permitted Transferee” means a member of a participant’s immediate family or household, certain trusts benefiting those persons, a charitable foundation managed by the participant or his family, or an entity which the participant controls, provided that no consideration is provided for the transfer.

Recapitalization or Change in Control

Subject to the terms of any award agreement, if  a change in control occurs, and awards are not to continue and be assumed or replaced in the transaction with comparable types of awards of substantially equivalent value, then:

▪	outstanding stock awards are subject to accelerated vesting if the award would otherwise terminate upon the actual consummation or the happening of a change in control;

▪
alternatively, in its discretion, the Committee may, in lieu of the exercise of an award, make a cash payment to the participant in an amount equal to the economic value to be received if such award had been exercised just prior to the occurrence of the change in control transaction; or

▪
if no exercise of a stock award is required (e.g., with respect to restricted stock or a restricted stock unit or performance shares), and no cash payment is made to the participant in lieu of the exercise of an award, the stock award will become nonforfeitable in full.

With respect to Awards that continue because they are assumed or replaced in a change in control, unless the Committee provides to the contrary in an award agreement, with respect to any participant who incurs a termination of service within 12 months following the transaction, all awards made prior to the change of control shall immediately become nonforfeitable and will be exercisable in accordance with the 2010 Plan.  The 2010 Plan describes a “change in control” as:

▪
an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of Lightyear under any employee benefit plan of Lightyear, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of Lightyear representing 35% or more of the combined voting power of Lightyear’s then outstanding stock other than by an employee benefit plan sponsored  by Lightyear or by a person who owns such a percentage at the Effective Date;

▪
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

▪
the shareholders of Lightyear approve a definitive agreement to enter into a merger, consolidation, share exchange or other transaction with or into another company (other than a transaction that would result in the voting securities of Lightyear outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of the voting securities of Lightyear or such surviving entity outstanding immediately after such transaction) or to sell or otherwise transfer all or substantially all of Lightyear’s assets or to adopt a plan of liquidation; and

▪
if (i) Lightyear enters into an agreement, the consummation of which would result in the occurrence of a change of control, or (ii) the Board adopts a resolution to the effect that a change of control for purposes of this Plan has occurred.

Provided, however, that the Committee may provide in an Award Agreement that it believes may constitute “deferred compensation” pursuant to Code Section 409A, that “change of control” will have the meaning given in guidance from the Internal Revenue Service construing that term for purposes of allowable triggers for payment of deferred compensation, and such definition shall apply in all events with respect to Cash Awards.

Terms of the Plan, Amendments and Termination

The Board may terminate, suspend, amend or alter the 2010 Plan in response to any legal requirements or for any other purpose permitted by law; provided, however, the Board may not:

▪	adversely affect the rights of a participant under an outstanding award without the consent of the participant;

▪
extend the option period or exercise period of a SAR or the vesting/payment (and taxation) date of a restricted stock award or a performance share award beyond that originally stated in the award agreement, if such extension would subject the award to the excise taxes provided under Section 409A of the Internal Revenue Code;

▪	decrease the price of an option or the base price of any SAR to less than the fair market value on the date the award was granted; or

▪
without the approval of the stockholders: increase the total amount of stock which may be delivered under the 2010 Plan; extend the period during which awards may be granted; or make an amendment that would adversely affect an award’s continued eligibility for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following is a discussion of material U.S. federal income tax consequences to participants in the 2010 Plan, based on the law as in effect on the date of this Information Statement. This discussion is limited, and does not cover state, local, or foreign tax treatment of participation in the 2010 Plan. Differences in participants’ financial situations may cause tax consequences of participation in the 2010 Plan to vary.

Participants will not realize taxable income upon the grant of an option or SAR. Upon the exercise of a nonqualified stock option or SAR, the participant will recognize ordinary income. In the case of employees, the ordinary income is subject to income, FICA and Medicare tax withholding by Lightyear and is an amount equal to the excess of the amount of cash and the fair market value of the Common Stock received on the date of exercise over the exercise price, if any, paid by the employee. Tax withholding is not required for options or SARs exercised by non-employee directors or independent contractors.

The participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a nonqualified option or SAR, that equals the fair market value of the shares on the date of exercise. Generally, Lightyear will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the income recognized by the participant.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause the employee to incur alternative minimum tax. The payment of any alternative minimum tax due to the exercise of an incentive stock option may be allowed as a credit against the employee’s regular tax liability in a later year if the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received upon exercise of a stock option that has been held for the requisite holding period (generally one year from the date of exercise and, with respect to incentive stock options, two years from the date of grant of the option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid. However, if an employee disposes of stock that has not been held for the requisite holding period (a “disqualifying disposition”), the employee will recognize ordinary income in the year of the disposition to the extent that the fair market value of the stock at the time of exercise of the option, exceeds the exercise price paid by the employee for the stock.  The employee will also recognize capital gain, or, depending on the holding period, additional ordinary income, to the extent the amount realized in the disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disposition, the excess would ordinarily be a capital loss. Any increase or decrease in value of stock acquired upon exercise of a nonqualified stock option will generally be taxed to the employee, director or independent contractor at a later sale of that stock as a capital gain or loss (long term, if the required one year holding period is met).

Lightyear is generally not entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes a disqualifying disposition, and upon any exercise of a nonqualified stock option, Lightyear will be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee, director or independent contractor.

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon it.

A participant will not have taxable income upon the grant of a stock award in the form of units denominated in Common Stock but rather will generally recognize ordinary compensation income at the time the participant receives Common Stock in satisfaction of a stock unit award in an amount equal to the fair market value of the Common Stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a restricted stock or performance share award in an amount equal to the fair market value of the Common Stock when the stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election shortly after he is granted an award to be taxed on the fair market value of the Common Stock when the stock is received.

An employee will be subject to tax withholding for federal, and generally for state and local, income and employment taxes, at the time the employee recognizes income with respect to Common Stock or cash received pursuant to a cash or share performance award, restricted stock award, or restricted stock unit award. Dividends that are received by a participant before the time that the Common Stock is taxed to the participant are taxed as additional compensation, not as dividend income. A participant’s tax basis in the Common Stock received will equal the amount recognized by the participant as compensation income, and the participant’s tax holding period in the shares will commence on the date income is recognized.

Awards under the 2010 Plan

All awards under the 2010 Plan will be granted at the discretion of the Committee, as appropriate.  Therefore, the total benefits that will be received by any particular group or person under the 2010 Plan are not determinable at this time.

On May 19, 2010, the Company granted incentive stock options and nonqualified stock options (collectively, the “Options”) to certain of its officers and non-executive employees under the 2010 Plan.  The Options grant the holder the right to purchase one share of Common Stock, have a ten-year term, and have an exercise price of $3.90.  The Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

The below table lists the individuals and groups that were awarded the Options:

Name and Position	Type of Award	Number of Options
J. Sherman Henderson III, Chief Executive Officer	-	0
Stephen M. Lochmueller, President	Incentive Stock Options	76,923
Stephen M. Lochmueller, President	Nonqualified Stock Options	73,077
Elaine G. Bush, Chief Financial Officer	Incentive Stock Options	75,000
All Current Executive Officers, as a group	Incentive Stock Options	297,346
All Current Executive Officers, as a group	Nonqualified Stock Options	196,154
All Current Non-Employee Directors, as a group	-	0
All Employees, excluding executive officers	Incentive Stock Options	293,000

DESCRIPTION OF CAPITAL STOCK

The following descriptions of Lightyear Network Solutions, Inc. capital stock are only summaries and do not purport to be complete and are subject to and qualified by Lightyear’s Amended and Restated Articles of Incorporation (the “Amended Articles”) and Bylaws, as filed with the SEC, and by the provisions of the applicable corporate laws of the State of Nevada.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  Lightyear may pay dividends at such time and to the extent declared by the Board in accordance with Nevada corporate law. Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of Common Stock are fully paid and non-assessable. To the extent that additional shares of Common Stock may be issued in the future, the relative interests of the then existing stockholders may be diluted. The rights, preferences and privileges of Common Stock are subject to the rights, preferences and privileges of Preferred Stock, as described below.

Preferred Stock

Each share of Preferred Stock has the following rights, preferences and privileges, including:

Stated Value

The stated value (“Stated Value”) of Preferred Stock is $2.00 per share.

Dividends

Holders of Preferred Stock are entitled to receive dividends at the rate of 5% of the aggregate Stated Value of Preferred Stock held by them per annum, which shall accrue and be payable when, as and if declared by the Board. If the Company fails to pay dividends on Preferred Stock on a quarterly basis, the dividend payment rate will increase to 8% per annum with respect to dividends previously accrued and unpaid and any future dividend payments, until such time as all accrued dividends have been paid and distributed, at which time the rate of 5% per annum shall resume.

Conversion

Preferred Stock is convertible at any time or from time to time, in whole or in part, at the option of the holder, into shares of Common Stock (the “Conversion Shares”) by multiplying the number of shares of Preferred Stock being converted by the Applicable Conversion Rate.  The “Applicable Conversion Rate” means the quotient obtained by dividing the Stated Value by the then-current Optional Conversion Price.  The “Optional Conversion Price” will initially be equal to the Stated Value, and thereafter is adjusted as set forth below.

Holders of Preferred Stock are required to convert Preferred Stock into shares of Common Stock upon any of the following events:

•
An underwritten or registered direct secondary public offering for not less than $40 million of gross proceeds (a “Qualifying Secondary”) and the Conversion Shares are (a) registered for resale, and (b) not subject to any lock-up or other restriction on transfer following the 180th day from closing of the Qualifying Secondary;

•	Common Stock has for 20 consecutive trading days (a) traded at a price equal to not less than 200% of the then Optional Conversion Price and (b) traded not less than 500,000 shares per day; or

•	Conversion of at least 50% of the amount of Preferred Stock originally issued.

Adjustment of the Optional Conversion Price

The Optional Conversion Price is adjusted ratably for all stock splits, stock dividends, reclassifications, or similar events.

Liquidation Preference

In the event of a winding up, dissolution or liquidation of the Company, or upon a Change of Control transaction, the holders of the Preferred Stock will receive an amount per share equal to the greater of: (i) the Stated Value and any accrued but unpaid dividends thereon; or (ii) the amount that would be received by each share of Common Stock, assuming the conversion of all outstanding Preferred Stock into Common Stock before such occurrence (the “Liquidation Preference Amount”).  Under the Amended Articles, a “Change of Control” transaction (or series of related transactions) is a sale or transfer of all or substantially all of the assets or equity of the Company, a merger or consolidation or other acquisition transaction in which the shareholders of the Company immediately preceding the transaction hold less than 50% of the shares (calculated on an as-converted, fully diluted basis) of the Company immediately after the transaction.

Voting Rights

On all matters submitted to the stockholders for a vote, each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Preferred Stock could be converted into, with the holders of the Preferred Stock and the Common Stock voting together as a single class.

Board Representation

For so long as at least 50% of the Preferred Stock originally issued is outstanding, the Preferred Stockholders are entitled to elect a majority of the Board.

Veto Rights

For so long as at least 50% of the Preferred Stock originally issued remains outstanding, the Company can not without the affirmative vote or written consent of holders of more than 50% of the then outstanding shares of Preferred Stock voting as a separate class:

•
Declare or pay dividends to the holders of Common Stock without paying, in addition to dividends owed to Preferred Stock, the amount which the Preferred Stockholders would have received had their Preferred Stock been converted into Conversion Shares at the Optional Conversion Price immediately before the record date for the payment of such dividends.

•	Amend, alter or repeal any provision of the Amended Articles or the Bylaws of the Company in a manner that adversely affects the Preferred Stock.

•	Create, authorize or issue any additional preferred stock ranking senior in right of liquidation to the Preferred Stock.

•	Sell, transfer, pledge or otherwise encumber any of the Company’s assets otherwise than in the ordinary course of business.

•	Issue any debt, secured or unsecured, of any kind, other than trade debt, equipment leases, bank lines of credit or other indebtedness incurred in the ordinary course of business.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 1901 Eastpoint Parkway, Louisville, KY 40223 or you can contact us via telephone at (502) 244-6666. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company.

By Order of the Board of Directors:

LIGHTYEAR NETWORK SOLUTIONS, INC.

By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III,
Chief Executive Officer

Louisville, Kentucky
September 2, 2010

Annex A

LIGHTYEAR NETWORK SOLUTIONS, INC.

2010 STOCK AND INCENTIVE COMPENSATION PLAN

Lightyear Network Solutions, Inc. (the "Company") hereby establishes a stock and incentive compensation plan for the benefit of the employees, directors and independent contractors of the Company and of its subsidiaries.

 Section 1 — PURPOSE

The Company adopts this compensation program to, among other things, (a) increase the profitability and growth of the Company; (b) provide competitive compensation to employees; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees and directors to contribute to the Company's success.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1           "Award" means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Share Award, a Restricted Stock Unit (the foregoing collectively referred to herein as the "Stock Awards") or a Cash Performance Award granted under the Plan.

2.2           "Award Agreement" means a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3           "Board" means the Board of Directors of the Company.

2.4           "Cash Performance Award" means an Award granted pursuant to Section 12, under which, upon the satisfaction of predetermined performance measures, cash is paid to the Participant.

2.5           "Change in Control" means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding stock other than by an employee benefit plan sponsored  by the Company or by a person who owns such a percentage at the Effective Date;  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve a definitive agreement to enter into a merger, consolidation, share exchange or other transaction with or into another company (other than a transaction that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction) or to sell or otherwise transfer all or substantially all of the Company's assets or to adopt a plan of liquidation.  A Change in Control shall also be deemed to occur if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, or (ii) the Board adopts a resolution to the effect that a Change in Control for purposes of this Plan has occurred.  Provided, however, for purposes of payments triggered by a Change in Control under Awards that constitute "deferred compensation" pursuant to Code Section 409A, a Change in Control shall only be considered to have occurred if the Change in Control also constitutes a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Treasury Regulation Section 1.409A-3(i)(5) or subsequent guidance.  See Section 3.4 for how a Change in Control affects Awards, if not specifically provided otherwise in an Award Agreement.

2.6           "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.7           "Committee" means, with respect to interpretation and administration of the Plan and for determining the terms of Awards to Employees,  the Compensation Committee of the Board or such other committee appointed by the Board which shall consist of two or more members of the Board, each of whom is both an "outside director" and a "non-employee director."  If the Compensation Committee does not consist of two or more members all of whom are "outside directors" and "non-employee directors", then "Committee" shall mean the full Board.  Provided, however, that, the amount and terms of Awards to Directors shall be determined by the entire Board.  For purposes of this Section 2.7, (A) "outside director" means a Director of the Company who either (i) (a) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Code Section 162(m)), (b) is not a former employee of the Company or an "affiliated corporation" who still receives compensation for prior services (other than benefits under a tax-qualified retirement plan), or was not an employee during any prior period within the time defined under Exchange Act rules or the rules of any stock exchange on which the Stock is then traded, (c) was not an officer of the Company or an "affiliated corporation" at any time, and  (d) does not currently receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Code Section 162(m); and (B) "non-employee director" means a Director of the Company who (i) is not a current employee or officer of the Company or its parent or a subsidiary, (ii) does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), (iii) does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and (iv) is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K.  The number of Committee members shall be determined by the Board.  The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board.

2.8           "Company" means Lightyear Network Solutions, Inc. and its successors.

2.9           "Director" means a voting member of the Board excluding any person who serves solely in an advisory capacity or as a director emeritus.

2.10         "Disability" means (i) with respect to Incentive Stock Options, permanent disability within the meaning of Section 22(e)(3) of the Code; and (ii) with respect to all other types of Awards that are not deferred compensation under Code Section 409A, the inability of the Participant to perform the material duties of the Participant's job with the Company, as determined in good faith by the Committee; and (iii) with respect to Awards that are deferred compensation under Code Section 409A, (I) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (II) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least 12 months, receiving income replacement benefits for a period of not less than 3 months under an employer accident or health plan.

2.11	"Effective Date" has the meaning set forth in Section 16.

2.12         "Employee" means an employee of the Company or a Subsidiary.

2.13         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.14           "Fair Market Value" means (a) if the Stock is listed on a national securities exchange, the closing price per share on a given date; (b) if the Stock is traded on an exchange or market in which prices are reported in terms of bid and asked prices, the mean between the high bid and low asked prices for a share on the trading day as of which value is determined, or any other reasonable method using actual transactions in the Stock as reported by such exchange or market; and (c) if the Stock is not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee by reasonable application of a reasonable valuation method, considering any and all information that the Committee deems relevant, consistent with Code Section 409A and the Treasury Regulations promulgated thereunder.

2.15           "Full Value Award" means any Award under which a Participant may be issued shares of Stock without the Participant tendering consideration therefor in the form of Stock or cash at least equal to the Fair Market Value at the Grant Date of the Stock issuable upon exercise or maturity of the Award.

2.16           "Grant Date" means, with respect to an Award, the date as of which the Award is granted as stated in the Award Agreement, which shall not be earlier than the date on which the Committee approves the grant.  The grant of an Award must be communicated to the recipient of the Award promptly after the Grant Date.

2.17           "Incentive Stock Option" means an option to purchase Stock granted under Section 6 of the Plan that is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.18           "Named Executive" means any individual who is considered a "covered employee" under Code Section 162(m) and the Treasury Regulation and other guidance issued thereunder, which generally is limited to certain employees whose compensation is required to be reported to shareholders under the Exchange Act.

2.19           "Nonqualified Stock Option" means an option to purchase Stock granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

2.20           "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.21           "Option Period" means the period from the Grant Date of an Option to the date the period for exercise of the Option expires as stated in the Award Agreement.

2.22           "Participant" means an Employee or Director or an independent contractor who provides substantial services to the Company or a Subsidiary, who has been granted an Award under the Plan.

2.23           "Performance Share Award" means an Award granted pursuant to Section 10 under which, upon the satisfaction of predetermined performance measures, shares of Stock are transferred to the Participant.

2.24           "Plan" means this 2010 Stock and Incentive Compensation Plan.

2.25           "Restriction Period" means the period of time from the Grant Date of a Restricted Stock Award or Restricted Stock Unit until the date when the restrictions placed on the Stock or Unit lapse.

2.26           "Restricted Stock Award" or "Restricted Stock" means Stock which is granted under Section 9 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.27           "Restricted Stock Unit" means an Award granted pursuant to Section 11 under which, upon the lapse of predetermined restrictions, shares of Stock or cash are issued to the Participant.

2.28           "Retirement" means a Participant's Termination of Service with the Company or a Subsidiary after attaining age 65, or such earlier age as the Committee might specify from time to time in an Award Agreement.

2.29           "Stock" means the Company's voting common stock of $0.001 par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

2.30           "Stock Appreciation Right" or "SAR" means a right granted to a Participant pursuant to Section 7 with respect to a share of Stock to receive upon exercise Stock or cash equal to the appreciation in value of a share of Stock.

2.31           "Subsidiary" means any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

2.32           "Termination of Service" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company and all Subsidiaries, except as otherwise provided in an Award Agreement or in this definition.  With respect to a Director, it shall be deemed to occur on a Director's cessation of service on the board of directors of both the Company and any Subsidiary.  The Committee shall define what shall constitute a Termination of Service for any independent contractor receiving Awards hereunder, based on the context of that contractor's services, if and to the extent such termination affects rights or obligations under an Award Agreement.  Notwithstanding the forgoing, for an Award that is deferred compensation under Code Section 409A, Termination of Service for purposes of any provisions governing the timing of payment or exercise of an Award means the date the Company and the Participant reasonably anticipate that (i) the Participant will not perform any further services for the Company or any other entity considered a single employer with the Company under Section 414(b) or (c) of the Code, but substituting "at least 50%" for "at least 80%" (the "Employer Group"), or (ii) the level of bona fide services performed after that date (as an employee or independent contractor, except that service as a member of the board of directors of an Employer Group entity is not counted unless benefits under this Plan are aggregated with benefits under any other Employer Group plan or agreement in which the Participant also participates as a director) will permanently decrease to less than 20% of the average level of bona fide services performed over the previous 36 months (or if shorter over the duration of service).  The Participant will not be treated as having a Termination of Service while on military leave, sick leave or other bona fide leave of absence if the leave does not exceed six months or, if longer, the period during which the Participant has a reemployment right with the Employer Group by statute or contract.  If a bona fide leave of absence extends beyond six months, a Termination of Service will be deemed to occur on the first day after the end of such six month period, or on the day after the Participant's statutory or contractual reemployment right lapses, if later.   Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of at least six months and that renders the Participant unable to perform the duties of his position, the Participant will not be considered to have a Termination of Service until the leave has continued for a period of 12 months (regardless of whether the Participant has a statutory or contractual reemployment right), unless the employment relationship is permanently terminated before the end of that period by the Company or the Participant.  The Company will determine whether a Termination of Service has occurred based on all relevant facts and circumstances, in accordance with Treasury Regulation §1.409A-1(h).

Section 3 — STOCK SUBJECT TO THE PLAN

3.1           Available Stock.

(a)           Subject to adjustments as provided in Sections 3.2 and 3.3, the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan, shall be 1,000,000 shares of Stock.  The aggregate number of shares of Stock that may be issued hereunder shall not be decreased except pursuant to Section 3.2 or an amendment to this Plan.

(b)           The maximum number of shares of Stock that may be subject to all Awards (of any type) granted under the Plan during the any calendar year to any one Participant is 200,000.  If Cash Performance Awards are granted during a year that are intended to be performance-based compensation to Named Executives, within the meaning Code Section 162(m) and Section 4.7 hereof, the total amount payable in cash from Cash Performance Awards granted to any one Participant in any year shall not exceed $500,000.

(c)            The maximum number of shares of Stock that may be subject to purchase pursuant to Incentive Stock Options granted under the Plan is 1,000,000.

(d)           The maximum number of shares of Stock that may be subject to issuance under Awards that are Full Value Awards shall be 200,000.

3.2           Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an Option or payment of another Award, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind or price of shares subject to outstanding Awards, so that no Award shall be diluted or increased; provided that the number of shares subject to any Award shall always be a whole number.  Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code and adjustments to other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well, so as not to trigger taxes under Code Section 409A.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

           3.3           Adjustments for Awards.  The Committee shall have sole discretion to determine the manner in which shares of Stock available for grant of Awards under the Plan are counted.  Without limiting the discretion of the Committee under this Section 3.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Stock available for grant of Stock Awards under the Plan:

(a)           The grant of Options, Restricted Stock, Restricted Stock Units, and Performance Share Awards shall reduce the number of shares of Stock available for grant of Awards under the Plan by the maximum number of shares of Stock subject to such an Award, and that number shall remain unavailable until exercise, maturity or lapse of that Award.  If any Award granted under the Plan expires or terminates without exercise, the Stock no longer subject to such Award will be available to be re-awarded under the Plan.

(b)           The grant of SARs shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Stock with respect to which the Award is exercised over the number of shares of Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan.

3.4           Effect of Change in Control and Other Transactions.

(a)           Except as provided otherwise in this section or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in this Plan:

(i)    if exercise of a Stock Award is required, then in the case of Change in Control events that arise from a merger, consolidation, share exchange or liquidation, each Award requiring exercise that is not exercised at the Change Effective Time shall lapse and all rights thereunder shall be forfeited immediately after the actual consummation (in the case of an agreement which will result in a Change in Control) or the happening of a Change in Control (the "Change Effective Time"), if the Participant holding such Stock Award has received written notice at least  fifteen (15) days prior to the Change Effective Time that his right to exercise the Award in full has been accelerated and must be exercised before the Change Effective Time to prevent such forfeiture or lapse at the Change Effective Time, or

(ii)    alternatively to subsection (i) above, in the discretion of the Committee, a Participant shall  receive, in lieu of the exercise of any Option or SAR, a cash payment in an amount equal to the difference between the exercise price of the Option or SAR upon the Change Effective Time equal to (A) in the case of a tender offer or cash exchange offer, the final offer price paid per share of Stock, multiplied by the number of shares of Stock covered by the Option or SAR, or (B) in the case of any other Change in Control, the aggregate Fair Market Value of the shares of Stock covered by the Option or SAR (as if fully vested), or

(iii)    if the Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transactions in which shares of Stock are converted as a matter of law into securities or other property, and to the extent the Committee does not exercise its discretion to cause (i) or (ii) above to be applicable to an Award, each Participant will receive, upon the exercise of an Award after consummation of that merger, consolidation or share exchange, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Award would have been entitled if such Award had been exercised immediately prior to such merger, consolidation, or share exchange and the Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Award.  The changes in an award shall be made in a manner that  meets the conditions of a modification that would be permitted under Code Section 424 with respect to an Incentive Stock Option (and similar principles for other Awards to avoid them becoming deferred compensation within the meaning of Code Section 409A).  Any restrictions applicable under any Award shall apply to any replacement shares received by a Participant under this Section 3.3 as a result of a reorganization, merger, consolidation or similar transaction; and

(iv)    if no exercise of a Stock Award is required (e.g. with respect to Restricted Stock or a Restricted Stock Unit or Performance Share), and subparagraph (b) hereof does not apply, to the extent provided in an Award Agreement, an Award that is not deferred compensation under Code Section 409A shall become nonforfeitable in full immediately before the Change Effective Time, and Awards that are subject to Code Section 409A shall continue or be paid as provided in the Award Agreement.

Section 4 – ADMINISTRATION

4.1           Committee Governance.   This Plan shall be administered by the Committee.  The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine.  The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable.  Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held.  A majority of Committee members shall constitute a quorum for purposes of meeting.  The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2           Committee to Interpret Plan.  Subject to the provisions of the Plan, the Committee shall have the power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration, within the limitations set forth herein; (iii) determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 13, to amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, adversely affect the rights of such person or persons.  All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting "deferred compensation" within the meaning of Section 409A of the Code or to comply with that Code Section's requirements, and with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment.

4.3           Liability; Indemnification.  No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

4.4           Selection of Participants.  The Committee shall have the exclusive authority to grant Awards from time to time to such Employees, Directors and independent contractors as may be selected by it in its sole discretion.  The grants shall not be deemed made, nor the Fair Market Value of the underlying shares of Stock of an Award (if necessary) determined, until (i) a Committee written action is unanimously signed, or (ii) a Committee resolution is duly adopted at a meeting called in conformance with the rules governing the Committee's operation, and Award Agreements shall be promptly prepared and delivered to the Award recipient(s) after such grant of an Award.

4.5           Decisions Binding.   All determinations and decisions made by the Committee or the Board pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and assignees.

4.6           Award Agreements.  Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan.  An Employee, Director or independent contractor who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee and, if required by its terms, by the Employee, Director or independent contractor and delivered to the Committee or its designee, and the Employee, Director or independent contractor has otherwise complied with the applicable terms and conditions of the Award.  The Committee may condition any Award upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants as the Committee deems appropriate.

4.7           Administration of Performance-Based Compensation With Respect To Named Executives.

(a)           The per-share exercise price of an Option granted to a Named Executive shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance-based compensation under Section 162(m) of the Code.  With respect to other Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify as performance-based compensation under Section 162(m) of the Code under (b) below.

(b)           If the Committee determines, at the time an Award other than an Option or SAR is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, the Committee may provide in the Award Agreement that the distribution of shares of Stock or cash under the Award shall be subject to the achievement of one or more objective performance goals established by, and the satisfaction of which is certified by, the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:  (i) revenues; (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives service fees or extraordinary or special items; (iii) net income or net income per share (basic or diluted); (iv) earnings per share growth or growth as compared with a peer group of companies; (v) return on assets, return on investment, return on capital, or return on equity; (vi) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vii) economic value created; (viii) one or more operating ratios specified with particularity by the Committee upon the Award; (ix) stock price, dividends or total stockholder return; (x) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or (xi) quality goals that are objectively determinable (collectively, the "Performance Criteria").  Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.  Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.  Requirements shall be established in writing by the Committee based on one or more specific performance goals as set forth above not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.  Payment of Stock or cash in satisfaction of such an Award is conditioned up the Committee certifying that the Performance Criteria and other material terms of the Award were in fact satisfied.

(c)           With respect to any Award to a Named Executive that is intended to be performance-based within the meaning of Section 162(m)(3)(C) of the Code, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change in Control.

(d)           Because the specific targets under the various  Performance Criteria set forth in this Section 4.7 are to be determined within the discretion of the Committee, the Performance Criteria set out above and approved by Shareholders by virtue of approval of this Plan shall not be effective to make Awards beyond the date of the Company's shareholder meeting that occurs in the 5th year following the date the shareholders of the Company first approve this Plan, unless the Performance Criteria are disclosed to and re-approved by Shareholders of the Company on or before that time.

4.8           Limitation on Awards.  No part of any Award may be exercised, no Performance Share shall be issued, and no Restriction Period will lapse to the extent the exercise, issuance or lapse would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $1,000,000 and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m).  Any portion of an Award that is not exercisable, not issued or for which a Restriction Period does not lapse because of this limitation shall continue to be exercisable or shall be issued, or the Restriction Period shall lapse, in any subsequent year in which the exercise, issuance or lapse would not cause the loss of the Company’s or its affiliated companies’ compensation tax deduction, provided such exercise or issuance occurs before the Award expires, and otherwise complies with the terms of the Plan and the Award Agreement and Code Section 409A's provisions for delay of payment due to a Code Section 162(m).

Section 5 — AWARDS UNDER THE PLAN

Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as it shall determine.

Section 6 — STOCK OPTIONS

6.1           Grant.  Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan, provided that Incentive Stock Options may only be granted to Employees.  If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code.  All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

6.2           Exercise Price.   The exercise price per share of Stock covered by an Option shall be determined by the Committee, but shall never be less than 100% of the Fair Market Value of the Stock on the Grant Date, and provided that an Incentive Stock Option granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall have an exercise price that is at least 110% of the Fair Market Value of the Stock on the Grant Date.

6.3           Option Period.  The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date.   No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date.   Options may expire prior to the end of the Option Period due to the Participant's Termination of Service as provided in Section 8, or in accordance with any provision of the Award Agreement.  No Option may be exercised at any time unless the Option is vested and outstanding.

6.4           Limitation on Amount of Incentive Stock Options.   The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000.   In the event, due to acceleration or otherwise, Incentive Stock Options are exercisable as of the Grant Date in excess of the $100,000 limit described herein, such Options shall be treated as Nonqualified Stock Options for tax purposes, in accordance with the first-grant ordering rules of Treasury Regulation Section 1.422-4.

6.5           Nontransferability of Options.  No Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative), except as provided in Section 14.14.

6.6           Exercise.   An Option may be exercised, so long as it is vested and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

6.7           Method of Exercise.  To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Committee (i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in Section 15.  No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

6.8           Payment of Exercise Price.    To the extent provided in the Award Agreement for an Option and subject to any applicable rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) owned by the Participant (or jointly by the Participant and his spouse) for at least six months (one year in the case of stock acquired pursuant to an Incentive Stock Option); such shares shall be evidenced by negotiable certificates or by a written attestation of ownership, and only the net shares of Stock (those equal in value to the difference between the exercise price and the then Fair Market Value) shall be issued in satisfaction of the Option or portion thereof being exercised; (iii) by a written election to have the Company retain that number of shares of Stock subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price of the Option, provided that for an Incentive Stock Options, this right must be granted by the Committee at the time the Option is granted and may not be added in any modification of the Award Agreement (unless the Fair Value is then not more than the exercise price); or (iv) by any combination thereof.   Any surrender by a person subject to the reporting requirement of Section 16(b) of the Exchange Act of previously owned shares of Stock upon exercise of an Option or SAR must comply with the applicable provisions of Rule 16b-3 under the Exchange Act.

Section 7 — STOCK APPRECIATION RIGHTS

7.1           Grant.  All Stock Appreciation Rights ("SAR's") granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

7.2           Exercise Price.  The exercise price per share of Stock subject to a SAR shall be determined by the Committee at the time of grant and specified in the Award Agreement, and shall be no less than 100% of the Fair Market Value per share on the Grant Date.

7.3           Exercise Period.   The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date.  No SAR may be exercised at any time unless such SAR is vested and outstanding as provided in this Section 7.

7.4           Nontransferability.  No SAR shall  be transferable other than by will or by the laws of descent and distribution, and SAR's shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative), except as provided in Section 14.14.

7.5           Exercise.     An SAR may be exercised, so long as it, is vested and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

7.6           Method of Exercise.  To exercise an SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Committee, specifying the number of full shares with respect to which the SAR is being exercised.

7.7            Payment Upon Exercise.  Upon the exercise of an SAR, a Participant shall be entitled to receive an amount, in whole shares of Stock (with cash for any fractional share), equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised, subject to the Participant's satisfaction of any applicable tax withholding amount in a manner acceptable to the Company.  The number of shares of Stock to be delivered to the Participant upon exercise of an SAR shall be based on the Fair Market Value of the Stock on the date of exercise.  A certificate or certificates for shares of Stock acquired upon exercise of an SAR shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following exercise, subject to Section 14.5.  No fractional shares of Stock will be issuable upon exercise of an SAR and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

Section 8 — LIMITATIONS ON EXERCISE OF OPTIONS AND SARs
AFTER TERMINATION OF SERVICE

8.1   Exercise After Termination.  After a Participant's Termination of Service, an Option or SAR Award may be exercised only to the extent that the Award was exercisable immediately before the Termination of Service, but in no event after the expiration date of the Award as specified in the Award Agreement.  Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant's right to exercise an Award upon Termination of Service shall terminate:

(i)           At the expiration of three months (for Incentive Stock Options) or one year (for Nonqualified Stock Options and SARs) after the Participant's Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable for the longer period allowed for Retirement as if it were a Nonqualified Stock Option and will be a Nonqualified Stock Option when exercised; or

(ii)          At the expiration of one year in the event of Disability of the Participant; or

(iii)         At the expiration of one year after the Participant's death if the Participant's Termination of Service occurs by reason of death; any Award exercised under this subparagraph (iii) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Award by bequest or inheritance; or

(iv)         No later than three months after the Participant's Termination of Service for any reason other than (A) those described in (i) through (iii) above, or (B) Termination of Service for "Cause" as described in Section 8.2.

8.2           Termination for Cause.  In the event the Committee determines that an Employee's employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Option and SARs immediately upon the Termination of Service.  For purposes of this Plan, "Cause" shall mean the Employee's (i) willful failure to substantially perform such Employee's reasonably assigned duties, (ii) repeated gross negligence in performing such Employee's duties, (iii) illegal conduct in performing such Employee's duties, (iv) willful actions contrary to the Company's interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Company or a Subsidiary, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

Section 9 — RESTRICTED STOCK AWARDS

9.1           Grant.  All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.   The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 14.5), as soon as practicable after the Grant Date.  The Secretary of the Company shall hold such certificates for the Participant's benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

9.2           Restriction Period.  The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement.  Unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Service during the Restriction Period for any reason, the Participant's rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.  The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will end at Retirement or if such termination occurs by virtue of Disability or death.

9.3           Rights of Participant.  Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period.  Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.    In the event of any adjustment as provided in Section 3.2, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

9.4           Expiration of Restriction Period.  At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire, and the Company shall deliver to the Participant a certificate evidencing the Participant's ownership of the Stock free of the restrictions.

9.5           Nontransferability.   No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant's ownership of the stock free of restrictions has been issued, except as provided in Section 14.14.

Section 10 — PERFORMANCE SHARE AWARDS

10.1           Grant.   All Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All Performance Share Awards are subject to the terms and conditions of this Section 10 and such additional terms and conditions contained in the Award Agreement, which terms and conditions need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

10.2           Performance Criteria.  The performance criteria for each Performance Share Award shall be determined by the Committee, and shall consist of service requirements and/or any measures of performance of the Company or any Subsidiary or such other criteria as the Committee specifies; provided, however, that Awards to Named Executives that are intended to be exempt from the limitations of Code Section 162(m) shall use measures defined in Section 4.7(b).  Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement that at a minimum shall set forth (i) the number of shares of Stock that the Participant may receive; (ii) the performance objectives (the "Performance Goals"), which may or may not be consistent with Section 4.7, depending upon whether the Awards is intended to be performance-based compensation exempt from Code Section 162(m) limits; (iii) the performance period over which the performance measure is determined (the "Performance Period"); (iv) the date on which delivery under the Award, if any, will be made; and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.  At the times specified in the Award Agreement, the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the extent to which a stock payment is to be made pursuant to the Performance Share Award.  The Committee may provide in an Award Agreement that one or more performance criteria under an Award will be deemed to have been met upon the Retirement, death or Disability of the Participant, provided that no Award that is intended to be exempt from Code Section 162(m) under Section 4.7(b) shall be deemed to have been met on Retirement. However, unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Service for any reason before performance criteria have been met, the Participant's rights to payment of a Performance Share Award shall be forfeited.

10.3           Payment.  Performance Share Awards will be paid only after the Committee determines, in its sole discretion, that the performance criteria established under Section 10.2  have been achieved, subject to such other terms and conditions as may be included in the Award Agreement and to the Committee's right to waive any performance criteria in its discretion, provided that, if the Performance Share Award constitutes deferred compensation within the meaning of Section 409A of the Code, such waiver does not constitute prohibited acceleration of payment.  Payment shall be made, as provided in the Award Agreement in whole shares of Stock (and the fractions in cash) having a Fair Market Value equal to the number of shares of Stock represented by the Performance Share Award.  A certificate or certificates for shares of Stock to be issued pursuant to a Performance Share Award shall be issued in the name of the Participant and distributed to the Participant following the Committee's determination that performance criteria have been met and distribution shall be at the time specified in the Award Agreement.  Such payment timing shall be designed to be compliant with or exempt from Code Section 409A.  No fractional shares of Stock will be issued in connection with a Performance Share Award and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

10.4           Rights of Participant.  A Participant shall not, with respect to a Performance Share Award or any Stock that may in the future be issued under it, have any rights as a stockholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock.

10.5           Nontransferability.                                           No Performance Share Award shall be transferable other than by will or by the laws of descent and distribution, or as provided in Section 14.14

Section 11 — RESTRICTED STOCK UNITS

11.1           General.  All Restricted Stock Units granted under the Plan shall provide for payment of Stock or cash as provided in an Award Agreement in such form as the Committee may from time to time approve but that, at a minimum, shall contain such terms, conditions and restrictions on the Restricted Stock Unit and the period for which they apply, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.   Unless otherwise specifically provided in an Award Agreement, the restrictions shall be crafted so as to constitute a "substantial risk of forfeiture" as that phrase is defined for purposes of Section 83.   The Award Agreement shall specify the terms on which restrictions lapse and date or dates upon which the Participant shall be entitled to receive from the Company the number of shares of Stock or cash equal to the Fair Market Value thereof, equal to the number of Restricted Stock Units granted under the Award.   Each Restricted Stock Unit Award shall be designed to be exempt from or compliant with Code Section 409A.

11.2           Rights of Participant.  A Participant shall not, with respect to a Restricted Stock Unit, have any rights as a shareholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock, except as provided in Section 11.4 below.

11.3           Nontransferability.  No Restricted Stock Unit shall be transferable other than by will or by the laws of descent and distribution, or as provided in Section 14.14.

11.4           Dividends.   Unless otherwise provided in an Award Agreement, a Participant shall not, with respect to an Award, be entitled to any dividends for the period the Award is outstanding. The Committee may provide in the Award Agreement for a contingent right, granted in tandem with a specific Restricted Stock Unit, to receive an amount in cash at substantially the same time as shareholders of the Company, equal to the cash distributions made by the Company with respect to a share of Stock during the period such Award is outstanding, or to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the whole number of shares of Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a share of Stock during the period such Award is outstanding, provided that the time and form of payment shall be compliant with, or exempt from, Code Section 409A.

Section 12 — CASH PERFORMANCE AWARDS

12.1           Grant.  Performance Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Stock or cash, although this Plan need not be the exclusive mechanism for grant cash-based incentive compensation, and, to the extent granted to be payable in Stock, shall be governed by Section 10 hereof and shall be Performance Share Awards.  Cash Performance Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve but that, at a minimum, shall set forth (i) the amount of cash that the Participant may receive, (ii) the Performance Criteria (as defined  in Section 4.7 hereof) and the specific targets under any such criteria, (iii) the performance period over which the performance measure is determined (the "Performance Period"), (iv) the date on which payment under the Award, if any, will be made, or the event which will trigger such payment (which shall be compliant with, or exempt from, Code Section 409A), and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

12.2           Payment.  The Committee shall establish the method of calculating the amount of payment to be made under a Cash Performance Award.  After completion of a Performance Period, the performance of the Company or the Employee will be measured against the Performance Criteria, and the Committee will determine whether all, none, or any portion of a Performance Award will be paid.

12.3           Nontransferability.  No Cash Performance Award shall be transferable other than by will or by the laws of descent and distribution.

Section 13 — AMENDMENTS AND TERMINATION

13.1           Amendments and Termination.  The Board may terminate, suspend, amend or alter the Plan, but no action of the Board may:

(a)          Impair or adversely affect the rights of a Participant in any material way  under an outstanding Award theretofore granted, without the Participant's consent, other than as specifically provided herein or in an Award Agreement (such as in Section 3.4); or,

(b)          Extend the Option Period or exercise period of an SAR, or the vesting/payment (and taxation) date of any other type of Award beyond that originally stated in the Award Agreement, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature that would subject the Award to the excise taxes provided under Code Section 409A;

(c)          Decrease the price of an Option or the base price of any SAR to less than the Fair Market Value on the date the Award was granted; or

(d)         Without the approval of the stockholders:

(i)           Increase the total amount of Stock which may be delivered under the Plan;

(ii)          Extend the period during which Awards may be granted; or

(iii)         In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under Section 162(m) of the Code, the Committee shall not, without the approval of a majority of the stockholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award's continued eligibility for the performance-based compensation exemption under Section 162(m) of the Code.

13.2           Conditions on Awards.  In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan.

13.3           No Repricing.  Except for adjustments made pursuant to Section 3.2, or repricing that is specifically approved by the Company's shareholders, the exercise price for any outstanding Option or SAR shall not be decreased after the Grant Date, nor may any outstanding Option or SAR be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

13.4           No Reload Rights.  Awards shall not contain any provision entitling the Participant to an automatic grant of additional Awards in connection with any exercise of the original Award.

13.5           Selective Amendments.  Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

Section 14 — GENERAL PROVISIONS

14.1           Section 409A Compliance.  Notwithstanding any other provision of the Plan, any  Award under the Plan that comes within the meaning of Code Section 409A's definition of "deferred compensation" shall be designed and granted in such a way as to comply with that Code Section's election timing rules, limitations on distribution triggering events, and must specify in the Award Agreement the time and form of payment of the Award, with any changes in time or form of payment made in accordance with Code Section 409A's provisions.

14.2           Issuance of Stock.  If an Award is to be satisfied in Stock, the Company will deliver to the Participant the shares of Stock at the times provided in this Plan and the Award Agreement either by (i) physical delivery of the certificate(s) for such shares, or (ii) book entry to a brokerage account of the Participant, free and clear of any lapsed restrictions.

14.3           Unfunded Status of Plan.  The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

14.4           Transfers, Leaves of Absence and Other Changes in Status.  For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be a Termination of Service.  The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 14.4.

14.5           Restrictions on Distribution of Stock.  The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof.  No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed.  The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.  The Company shall not be obligated to register any securities covered hereby or to take any affirmative action to facilitate the sale, transfer or other disposition of Stock issued of Stock pursuant to an Award to comply with any law or regulation of any governmental authority.

14.6           Assignment Prohibited.  Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant's lifetime, only by the Participant.  Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

14.7           Other Compensation Plans.  Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

14.8           Limitation of Authority.  No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto.  Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

14.9           No Right to Employment.  Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person's service or employment at any time.

14.10           Not a Shareholder.  The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

14.11           Severability.  If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.12           Headings.  The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

14.13           Governing Law.  The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company's state of incorporation, as it may change from time to time.

14.14           Transfer to Permitted Transferees.  If specifically provided in the Award Agreement, Nonqualified Stock Options or SARs (other than those issued in tandem with Incentive Stock Options) may be transferred by a Participant to a Permitted Transferee.  Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.  For purposes of the Plan, "Permitted Transferee" means (i) a member of a Participant's immediate family, (ii) any person sharing the Participant's household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to the Company.  In determining whether a person is a "Permitted Transferee," immediate family members shall include a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

Section 15 — TAXES

15.1           Tax Withholding.  All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld.  If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

15.2           Share Withholding.   The Committee may in its discretion provide in an Award Agreement that all or a portion of a Participant's tax withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value equal to the amount required to be withheld.

15.3           Tax Reporting.  The Company shall reflect the exercise of any Incentive Stock Option on an informational report as required by Section 6039 of the Code no later than January 31st of the year following exercise.  The compensation resulting from the exercise of a Nonqualified Stock Option or SAR, the lapse of the restrictions of a Restricted Stock Award or Restricted Stock Unit, or the satisfaction of the criteria of a Performance Share Award or Cash Performance Award, and related income and employment tax withholding related thereto, shall be reported on the Employee's W-2 Form for the year of exercise or vesting (as the case may be) or as may hereafter be required by the Code.

Section 16 — EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the "Effective Date") when the Board adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast by shareholders at a shareholder meeting or by written shareholder action within 12 months of the Effective Date; provided that Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and Awards may not be exercised or paid before such approval.

Section 17 — TERM OF PLAN

The Plan has no termination date, provided that no Incentive Stock Option may be issued on or after the tenth anniversary of the Effective Date as defined in Section 16.

*           *           *           *           *

Board Approval: May 18, 2010	_______/s/___JG________________

Shareholder Approval: May 18, 2010	_______/s/___JG________________